Exhibit 10.98
RESTRICTED STOCK UNIT AGREEMENT
(Three-Year “Cliff” Period of Restriction; No Code 162(m) Goals)
MetLife, Inc. confirms that, on [grant date] (the “Grant Date”), it granted you, [name], [number] Restricted Stock Units. Your Restricted Stock Units are subject to the terms and conditions of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (the “Plan”) and this Restricted Stock Unit Agreement (this “Agreement”), which includes the Award Agreement Supplement (the “Supplement”). Please note that the Supplement includes terms for forfeiture of your Restricted Stock Units under some circumstances.
Standard Terms.
(a) These terms are the “Standard Terms” and will apply to your Restricted Stock Units except in so far as Sections S-2 (“Change of Status”), S-3 (“Change of Control”), or S-16 (“Restrictive Covenants”) apply. If Shares are paid to you, you will receive evidence of ownership of those Shares.
(b) The Period of Restriction for your Restricted Stock Units will begin on the Grant Date and end on the third anniversary of the Grant Date. Each of your Restricted Stock Units will be due and payable in the form of Shares after the conclusion of the Period of Restriction, at the time specified in Section S-8 (“Timing of Payment”).
IN WITNESS WHEREOF, MetLife, Inc. has caused this agreement to be offered to you, and you have accepted this Agreement by the electronic means made available to you.